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                         OXBORO MEDICAL INTERNATIONAL, INC.

                            TEMPORARY SERVICES AGREEMENT


     This Agreement is made and entered into as of the 8th day of September, 1998 by and between OXBORO MEDICAL INTERNATIONAL, INC., a Minnesota corporation, ("OXBORO") and CRITICAL CARE ANESTHETISTS, P.A. ("CRITICAL CARE") and CHRISTOPHER J. TURNBULL ("TURNBULL").

     WHEREAS, OXBORO is engaged in the business of developing, manufacturing, marketing and selling disposable medical devices and supplies;

     WHEREAS, OXBORO OUTDOORS, INC. ("OUTDOORS"), a wholly owned subsidiary of OXBORO, is engaged in the business of developing manufacturing, marketing and selling outdoor recreational products consisting primarily of hunting and fishing related products;

     WHEREAS, CRITICAL CARE has agreed to provide OXBORO with TURNBULL's services as a temporary President to perform such duties as may from time to time be directed by the Board of Directors of OXBORO;

     WHEREAS, OXBORO and CRITICAL CARE wish to describe certain terms and conditions of that agreement, intending to be legally bound by them;

     WHEREAS, CRITICAL CARE and TURNBULL have entered into this Agreement in consideration of OXBORO's offer of temporary employment, and of being given access to confidential business information, and;

     WHEREAS, certain terms of this Agreement are designed, in large part, to prevent TURNBULL's or CRITICAL CARE's disclosure or use of such confidential business information to or on behalf of anyone else other than OXBORO and OUTDOORS and to protect OXBORO's and OUTDOORS' ability to maintain its exclusive method of operation and good will without unduly impairing TURNBULL's right to work elsewhere.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, terms and conditions herein contained, it is hereby agreed by and between the parties hereto as follows:

     1.   DEFINITIONS.  The parties agree to the following definitions:

          a. "Products" means any product, product line or device (including any component thereof or research to develop information useful in connection with OXBORO's and OUTDOORS' products or service) that are being designed, developed, manufactured, assembled, marketed, sold, or serviced by TURNBULL or under TURNBULL's supervision, during the course of TURNBULL's employment with OXBORO.


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          b.   "Competitive Products" means any products or services that are being designed, developed, manufactured, assembled, marketed, sold or serviced by anyone other than OXBORO and/or OUTDOORS and are used for the same or similar purposes as the Products.

          c. "Solicit sales" means to encourage the purchase or use of products or services or to provide advice or assistance in connection with such purchase or use.

          d. "OXBORO" means OXBORO MEDICAL INTERNATIONAL, INC. and all of its subsidiaries, affiliate corporations or operating divisions.

          e. "OUTDOORS" means OXBORO OUTDOORS, INC, a wholly owned subsidiary of OXBORO, and all of its subsidiaries, affiliate corporations or operating divisions.

          f. "CRITICAL CARE" means Critical Care Anesthetists, P.A., a profession association, located at 5325 Dominick Drive, Minnetonka, Minnesota 55343.

          g. "Confidential Information" means any information or compilation of information having to do with OXBORO and OUTDOORS that CRITICAL CARE or TURNBULL learn of or develop during the course of TURNBULL's employment with OXBORO that derives independent economic value from not being generally known, or readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use. Confidential Information includes, but is not limited to, trade secrets and such matters as sales and marketing plans and information, research and development of products and services, manufacturing processes, customer names, contacts and lists, supplier lists, products and pricing, and management systems and techniques.

     2. CONSIDERATION. The consideration being provided by OXBORO to CRITICAL CARE for these undertakings includes anything of value provided in connection with the signing of the Agreement, including but not limited to, the offer of temporary engagement of TURNBULL as President of Oxboro, the compensation paid and to be paid for such temporary engagement, access to confidential information, or the obligations of OXBORO described in this Agreement.

     3. COMPENSATION. Compensation for the engagement period will be a base fee of $8,000 per month paid on receipt at the end of each month. This fee covers at least three (3) full-time days each week. TURNBULL will continue to provide medical practice services through and for CRITICAL CARE the remaining two (2) workdays each week and will, to the extent possible, provide partial days of service for Oxboro on such days. No benefits, such as medical, dental, life or disability insurance, vacation pay or sick leave pay will be provided during the employment period.


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     CRITICAL CARE will receive an option to purchase 1,000 shares of stock for each month of temporary engagement TURNBULL provides OXBORO. Regardless of the number of months of this Agreement, a minimum of 5,000 shares are available to exercise. This option may be assigned by CRITICAL CARE to TURNBULL and may not otherwise be assigned. This option is exercisable from the date the option is granted and expires three (3) years thereafter at an exercise price of $1.50 per share.

     CRITICAL CARE and TURNBULL will also be reimbursed for reasonable business expenses that they may incur in fulfilling their obligations under this Agreement subject to review and approval by the Chief Financial Officer and/or the Board of Directors. Reasonable business expense will include necessary travel and automobile and telephone expenses.

     4. ENGAGEMENT. OXBORO agrees to contract with CRITICAL CARE for TURNBULL's services as the President pursuant to the terms and conditions of this Agreement. CRITICAL CARE agrees to provide TURNBULL to be engaged by OXBORO pursuant to the terms and conditions of this Agreement and TURNBULL agrees to faithfully and diligently exert his best efforts to perform the duties and responsibilities as President, promote the interest and welfare of OXBORO and its business, be familiar with and abide by OXBORO policies that relate to TURNBULL's duties and to abide by these policies, and do nothing which may cause loss or damage to OXBORO, OUTDOORS, its business, or its business reputation and good will. CRITICAL CARE and TURNBULL further agree to comply with all reasonable rules, regulations, orders and directions of OXBORO and to abide by all federal, state and local statutes, ordinances, rules and regulations.

     5. CONFIDENTIAL INFORMATION AND CONFIDENTIALITY AGREEMENT. CRITICAL CARE and TURNBULL acknowledge that TURNBULL shall have access to and be furnished certain materials and property essential to the performance of TURNBULL's and CRITICAL CARE's duties, including but not limited to products and pricing, sales analysis reports, sales aids, brochures, financial statements, customer names and contacts, vendor names and other related materials and properties, some of which is defined and deemed to be Confidential Information and all of which are herein agreed to be the property of OXBORO. Upon termination of this Agreement, all materials and properties, including all copies thereof, shall be immediately returned to OXBORO.

     It is understood and agreed by and between the parties hereto that the nature of the engagement is such that CRITICAL CARE and TURNBULL will acquire Confidential Information about OXBORO. CRITICAL CARE and TURNBULL agree not to use or disclose such Confidential Information directly or indirectly, for any purpose whatsoever other than in the performance of TURNBULL's and CRITICAL CARE's duties and responsibilities in TURNBULL's engagement with, and on behalf of, OXBORO during the term of this Agreement or at any time after the termination thereof. It is further understood that disclosure of such Confidential Information would result in irreparable harm to OXBORO for which it may have no other adequate remedy at law by way of damages or otherwise. Further, the engaging by TURNBULL or CRITICAL CARE in the same or similar businesses in competition with OXBORO during the term of this Agreement or within a one year period after termination


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thereof, as provided in greater detail by Section 8 of this Agreement, by virtue of the knowledge, information and experience required by CRITICAL CARE or TURNBULL during this Agreement will result in irreparable harm to OXBORO for which it may have no adequate remedy at law by way of damages or otherwise. Because of the foregoing, it is hereby agreed that a breach by TURNBULL or CRITICAL CARE of any of the covenants contained in this Agreement shall entitle OXBORO to:

     a.   Seek and obtain an injunction against CRITICAL CARE and/or TURNBULL;

     b. Recover from CRITICAL CARE and/or TURNBULL reasonable attorney's fees and cost incidental to the enforcement of the Agreement; and

     c. Pursue damages and any other remedy or relief to which OXBORO may be entitled to recover from CRITICAL CARE and/or TURNBULL under this Agreement and/or under law.

     6. TERM AND NOTICE OF TERMINATION. This Agreement shall continue on a month to month basis. OXBORO and CRITICAL CARE may terminate the Agreement with or without reason or cause, provided that:

     This Agreement may be terminated by either party without cause, for any reason or for no reason, at any time upon thirty (30) days written notice to the other party. OXBORO may terminate this Agreement immediately for Cause without prior notice to CRITICAL CARE. "Cause" shall mean the following:

          (i) Conviction or judicial determination of a violation of a standard of conduct of an officer as set forth in MSA Section 302A.361 or of a conviction of a violation of securities laws or regulations, which violations have a material adverse effect on OXBORO, or a conviction of a felony for an act or failure to act outside of the scope of TURNBULL's duties and/or for an act or failure to act within the scope of TURNBULL's duties which act or failure to act has not been disclosed to the Board of Directors of OXBORO as of the date of this Agreement;

          (ii) Failure or refusal by TURNBULL to perform a material requirement of a specific duty or duties which specific duty or duties have been determined by a unanimous resolution of the Board of Directors, after receipt by CRITICAL CARE or TURNBULL of written notice thereof specifying in detail the failure or refusal, and a reasonable time in which to perform;

          (iii) TURNBULL's (a) death or (b) disability (by reason of physical or mental disease, defect, accident or illness) such that TURNBULL is or, in the unanimous opinion of two independent physicians, one selected by OXBORO and one by CRITICAL CARE or their representative, for purposes of making this determination, will be unable for an aggregate of 30 or more days during any continuous 2-month period to render the services required of him in his then current position(s) with OXBORO.


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     With respect to subparagraph (ii) above, OXBORO shall give CRITICAL CARE written notice of such failure, refusal or breach, and CRITICAL CARE shall have thirty (30) days to cure such failure, refusal or breach. If such failure, refusal or breach is not cured within said thirty (30) day period, "Cause" shall be deemed to exist.

     7. NOTICE. Whenever written notice is required hereunder, it may be given by certified mail to respective parties or by personal service on the respective parties at the following addresses:

          Employer:           OXBORO MEDICAL INTERNATIONAL, INC.
                              13828 Lincoln Street N.E.
                              Ham Lake, MN  55304

          Critical Care:      CRITICAL CARE ANESTHETISTS, P.A.
                              5325 Dominick Drive
                              Minnetonka, MN 55343
          Telephone:          (612) 938-7821

Notice shall be effective as of the date of receipt.

     8. POST TERMINATION RESTRICTIONS. Recognizing that an important element of business success is the information, training and exclusive method of cooperation entrusted to its employees, it is agreed that during the period of this Agreement and for a period of one year thereafter, CRITICAL CARE and TURNBULL shall not directly or indirectly, under any circumstances whatsoever, for itself or himself, or for or with any person, firm, corporation or party, either in the capacity of an individual, partner, shareholder, director, officer, employee, agent, trustee, consultant, investor, professional association or in any other capacity, engage in, participate in, or assist in the conduct of any business like that of OXBORO or in the distribution of Competitive Products, nor solicit sales or attempt to take away customers of OXBORO.

     9. EFFECTIVE BREACHES OF OTHER OBLIGATIONS. The obligation of the parties to perform the terms of this Agreement is unconditional and does not depend on the performance or nonperformance of any terms, duties or obligations not specifically recited in this Agreement. The waiver of or acquiescence to the terms and conditions of this Agreement by OXBORO or CRITICAL CARE or TURNBULL shall not be a waiver of or acquiescence to additional or subsequent defaults.

     10. GOVERNING LAW. The validity and enforceability, construction and interpretation of this Agreement shall be governed by the laws of Minnesota.

     11. SEVERABILITY. In the event that any provision of this Agreement is unenforceable under applicable law, that finding shall not effect the validity or enforceability of the remaining provisions. To the extent that any provision of this Agreement is unenforceable because it is overbroad, such provision shall be amended to the extent required by applicable law and enforced as so amended.


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     12.  TRANSFERABILITY.  The right and obligations of OXBORO hereunder may be transferred to its successors and assigns. CRITICAL CARE or TURNBULL may not, however, transfer or assign their rights or obligations under this Agreement.

     13. WRITING. This Agreement supersedes all prior Agreements and understandings between the parties and may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

     IN WITNESS WHEREOF, OXBORO has caused this Agreement to be executed in its corporate name of the corporation, and CRITICAL CARE has hereunto executed this Agreement by an authorized officer, and TURNBULL has executed this Agreement the day and year first above written.


CRITICAL CARE ANESTHETIST, P.A.         OXBORO MEDICAL INTERNATIONAL, INC.


By  /s/ Christopher J. Turnbull         By /s/ Kenneth W. Brimmer
    -------------------------------        ---------------------------------
    Its: President                         Its:Director
         --------------------------            -----------------------------



    /s/ Christopher J. Turnbull
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              TURNBULL



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